AMENDMENT NUMBER FOUR TO

PURCHASE AND SALE AGREEMENT AND ESCROW INSTRUCTIONS

This Amendment Number Four to Purchase and Sale Agreement and Escrow Instructions (the "Amendment Number Three") is entered into as of this 8th day of August 2024 by and between Sutton Hill Capital L.L.C., a New York limited liability company ("Seller"), and Citadel Cinemas, Inc., a Nevada corporation ("Buyer"), and amends that certain Purchase and Sale Agreement and Escrow Instructions between Buyer and Seller dated as of September 3, 2019 (the "Original Agreement''), as amended by that certain Amendment Number One to Purchase and Sale Agreement and Escrow Instructions entered into as of March 12, 2020 (the "Amendment Number One") and that certain Amendment Number Two to Purchase and Sale Agreement and Escrow Instructions entered into as of June 30, 2021 (the "Amendment Number Two") and November 4, 2022 (the "Amendment Number Three and together with the Original Agreement, and the Amendment Number One, the Amendment Number Two and the Amendment Number Three the "Amended Agreement," and as amended by this Amendment Number Four, the "Further Amended Agreement").

RECITALS

A.	WHEREAS, Buyer desires to postpone the Close of Escrow to a date on or before November 30, 2024 and amend the Lease; and

B.	WHEREAS, Seller is willing to accommodate such desire on the part of the Buyer.

NOW, THEREFORE, in consideration of the above stated premises, the terms and provisions of this Agreement, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties do hereby agree as follows:

AGREEMENT

1.	Any term not specifically defined in this Amendment Number Four shall have the same meaning as set forth in the Amended Agreement or the Lease, as applicable.

2.

Section 4(b) of the Amended Agreement is hereby amended to read as follows: "As used herein the term "Close of Escrow'' shall be on or before November 30, 2024, time being of the essence of this Agreement."

3.	The Lease is hereby amended as follows:

a.	The term of the Lease is extended to and including September 1, 2026; and
b.	The Put Period is extended to and including December 4, 2026.
c.

Reading International, Inc. shall guaranty (i) Tenant's payment of the monthly rent of $49,166 through the end of the Lease and (ii) Tenant's performance of its obligations under this Further Amended Agreement and lease.

4.

This Amended Agreement and the lease, as also amended by this Further Amended Agreement, (a) constitutes the entire agreement of the parties hereto with respect to the subject matter hereof; (b) supersedes prior or simultaneous negotiations or agreements; and (c) may not be modified amended or changed in any manner except by a writing executed by the party to be charged.

5.	This Amendment Number Four may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

6.

Except as specifically set forth herein, the Amended Agreement and the Lease continue in full force and effect, unamended and unmodified. This Amendment Number Three is made on the express condition that nothing herein contained shall in any way be construed as affecting, impairing or waiving any rights of the parties under the Amended Agreement and the lease, except as specifically amended pursuant to this Amendment Number Four.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment Number Three to be executed and delivered as of the date first set forth above.

SELLER			PURCHASER
Sutton Hill Capital, L.L.C.			Citadel Cinemas, Inc.
A New York limited liability company			A Nevada corporation
By:	/s/ James D. Vandever	By:	/s/ Gilbert Avanes
Name:	James D. Vandever	Name:	Gilbert Avanes
Its:	Manager	Its:	Chief Financial Officer

AGREED TO AND ACKNOWLEDGED BY:

GUARANTOR
Reading International, Inc.
A Nevada corporation
By:	/s/ Gilbert Avanes
Name:	Gilbert Avanes
Its:	Chief Financial Officer